January 4, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Yankee Energy System, Inc. Amendment No. 1 to Form S-3,
     Registration No. 33-56323


Ladies and Gentlemen:

     We are filing today by electronic EDGAR transmission
Amendment No. 1 to Yankee Energy System, Inc.'s Form S-3 with exhibits.

     Please call the undersigned at 203-639-4405 if you have any questions.


                              Very truly yours,



                              /s/Mary J. Healey
                              Secretary and
                              Assistant General Counsel

                   Registration No. 33-56323

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                         Amendment No. 1 to
                              FORM S-3
                    Registration Statement
                              UNDER
                   THE SECURITIES ACT OF 1933

                    Yankee Energy System, Inc.
     (Exact name of registrant as specified in its charter)

     Connecticut                           06-1236430
  (State or other jurisdiction of       (I.R.S. Employer
  incorporation or organization)     Identification Number)

                    599 Research Parkway
               Meriden, Connecticut   06450-1030
                       (203) 639-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    MARY J. HEALEY, ESQ.
                    Secretary and Assistant General Counsel
                    599 Research Parkway
                    Meriden, CT   06450-1030
                         (203) 639-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Please address a copy of all communications to:
                    SCOTT L. MURPHY, ESQ.
                    Shipman & Goodwin
                    One American Row
                    Hartford, CT   06103-2819
                    (203) 251-5000

Approximate date of commencement of proposed sale to the public:
As soon as possible after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. - -
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest or reinvestment plans, check the following box. -X-

                    CALCULATION OF REGISTRATION FEE
Title of Each            Proposed       Proposed       Maximum
Class of Securities      Amount          Maximum       Aggregate
to be Registered         to be         Offering Price  Offering
Registered               Registered     per Share      Price

Common Stock,
Par Value $5.00     (1)  1,200,000      $22.50(2)  $27,000,000(2)

                         Amount of Registration Fee
                                   $9,311

(1) The Registration Statement also pertains to Rights to purchase one share of Common Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Yankee Energy System, Inc. Common Stock and will be transferred only with such securities.
(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock on the New York Stock Exchange Composite Tape on October 31, 1994.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               YANKEE ENERGY SYSTEM, INC.
               CROSS REFERENCE SHEET
     Between Items in Part I of Form S-3 and Prospectus
Item Number and Caption                 Location in Prospectus

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus           Outside Front Cover

2.   Inside Front and Outside Back      Available Information;
     Cover of Prospectus                Documents Incorporated
                                        by Reference; Table
                                        of Contents

3.   Summary Information, Risk
     Factors and Ratio of Earnings      Documents Incorporated by
     to Fixed Charges                   Reference

4.   Use of Proceeds                    Use of Proceeds

5.   Determination of Offering Price    *

6.   Dilution                           *

7.   Selling Security Holders           *

8.   Plan of Distribution               Shareholder Investment
                                        Plan

9.   Description of Securities to be    Documents Incorporated by
     Registered                         Reference

10.  Interests of Named Experts         Legal Matters, Experts
     and Counsel

11.  Material Changes                   *

12.  Incorporation of Certain           Documents Incorporated by
     Information by Reference           Reference

13.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities         Indemnification

________________
* Not applicable

PROSPECTUS
               Yankee Energy System, Inc.

Common Stock, Par Value $5.00 (the "Shares") to be offered for purchase under the

               Shareholder Investment Plan

     Yankee Energy System, Inc. ("Yankee Energy" or the
"Company") hereby offers participation in its Shareholder
Investment Plan (the "Plan"). The Plan is designed to provide investors with a variety of services related to their investment in Yankee Energy. Under the Plan eligible investors may:

- -    Automatically reinvest cash dividends on Shares registered in their name (Dividend Reinvestment Option).
- -    Invest in additional Shares by making voluntary cash
     payments at any time up to a maximum of $10,000 per month. In addition, members of a registered shareholder's family are eligible to make initial investments in the Company (Voluntary Cash Investment Option).
- -    Sell Shares held in the Plan for a nominal fee (holders of fewer than 100 shares can sell all their Shares with no fee) (Share Sale Option).
- -    Donate Shares to a charitable organization selected by the shareholder (Charity Donation Option).
- -    Deposit Share certificates for safekeeping at no charge
     (Share Safekeeping Option).

Shares may be purchased pursuant to the Plan in the open market, in privately negotiated transactions or from the Company from authorized but previously unissued Shares. At present, it is expected that Shares offered under the Plan to eligible shareholders generally will be purchased from the Company, and Shares offered under the Plan to family members will be purchased in the open market. The price of any Shares purchased from the Company will be the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange Composite Tape on the relevant Investment Date (as defined in the Plan). The price of any Shares purchased in the open market or by negotiated transactions will be the weighted average price paid by the Plan Administrator (as defined in the Plan) for all such Shares purchased with respect to a particular Investment Date. The closing price of the Shares on December 23, 1994, as shown on the New York Stock Exchange Composite Tape, was $20.75 per share. Shares will be credited to participant accounts at the average price per share of all Shares purchased with respect to the relevant Investment Date. See "Purchases of Shares". Participants pay a nominal $1.50 service charge but no brokerage commissions on each purchase of Shares under the Plan. Shares sold pursuant to the Plan will be sold in the open market and will not be offset against purchases made pursuant to the Plan.

     This Prospectus relates to 1,200,000 Shares to be offered for purchase under the Plan. The Shares are listed on the New
York Stock Exchange and are traded under the ticker symbol "YES".

     To the extent required by applicable law, Shares offered under the Plan to shareholders in certain jurisdictions and to persons not presently shareholders of Yankee Energy are offered through InvestNet Corporation.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 15, 1995.

               AVAILABLE INFORMATION

     Yankee Energy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Yankee Energy with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Prospectus constitutes a part of Registration
Statement No. 33-56323 filed by Yankee Energy with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Yankee Energy and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

          INCORPORATION OF DOCUMENTS BY REFERENCE

     There are incorporated herein, by reference, the following documents previously filed with the Commission: (1) Yankee Energy's Annual Report on Form 10-K for the year ended September 30, 1994; (2) the description of the Shares contained in the Registration Statement on Form 10 dated April 14, 1989 filed under the 1934 Exchange Act, including any amendment or report filed for the purpose of updating such description; and (3) the description of the Company's Rights contained in the Company's 1934 Exchange Act Registration Statement filed with the Commission on December 6, 1989, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by Yankee Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents described above are hereinafter referred to as "Incorporated Documents".

     Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests should be directed to the Investor Relations Department, Yankee Energy System, Inc., 599 Research Parkway, Meriden, Connecticut 06450, telephone number (203) 639-4000. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

               YANKEE ENERGY SYSTEM, INC.

     Yankee Energy was incorporated in the State of Connecticut in 1989 and operates primarily as a holding company. Yankee Energy's principal operating subsidiary is Yankee Gas Services Company, a state-regulated utility providing retail distribution of natural gas to residential, commercial and industrial customers in Connecticut. The Company's principal executive offices are located at 599 Research Parkway, Meriden, Connecticut 06450 [telephone number (203) 639-4000].

                    USE OF PROCEEDS

     When Shares acquired under the Plan are purchased directly from Yankee Energy, the Company intends to use any net proceeds for general corporate purposes. No proceeds will be realized by the Company when purchases of Shares pursuant to the Plan are made in the open market or in privately negotiated transactions.

               THE SHAREHOLDER INVESTMENT PLAN

The following is a complete statement of the Shareholder
Investment Plan (the "Plan").

     The Plan provides eligible shareholders with a variety of services related to their investment in Shares of Yankee Energy. Yankee Energy hopes its shareholders will find the Plan to be a simple, convenient and cost-effective method of purchasing Shares and reinvesting cash dividends in additional Shares. The Plan is administered by Mellon Securities Trust Company ("Mellon" or the "Plan Administrator"). Participation by shareholders is entirely voluntary.

Highlights

- -    If you are already enrolled in the Company's previous
     Dividend Reinvestment and Voluntary Cash Investment Plan, you will automatically be enrolled for these options in the new Plan. If you are eligible, you may enroll for any or all of the other shareholder services offered under this new Plan. Participation is entirely voluntary.

- -    You will pay no brokerage commission and only a nominal
     $1.50 service charge in connection with each time you purchase Shares under the Plan.

- -    The Plan provides you with an option for automatic
     reinvestment of cash dividends on all Shares registered in your name, whether or not such Shares are held by Mellon in a Plan account. In addition, or alternatively, you may purchase additional Shares through voluntary cash investments (subject to a minimum of $100 and a maximum of $10,000 per month). You may make such investments occasionally or at regular intervals, as you wish.

- -    Your family members may buy Shares directly from Yankee
     Energy, or you may buy Shares in the name of a family member as a gift. In each case, the minimum initial investment is $500, and the maximum investment is $10,000 per month.

- -    If you hold fewer than 100 Shares, you may, at any time,
     elect to sell all (but not less than all) of your Shares without paying any brokerage or service charge. For any other sale of Shares under the Plan, you will incur a $5.00 administrative fee plus a brokerage commission of $.06 per Share sold.

- -    You may also choose to donate all or a portion of your
     Shares to a charitable organization of your choice. The charitable organization will then have the benefits of the Plan, including the Share Sale Option.

- -    Plan Shares are automatically held by Mellon for safekeeping at no cost to you. For your convenience, you may deposit other Share certificates registered in your name with Mellon to be maintained as part of your Plan account.

- -    Statements will be mailed to you after each purchase or sale in your account. The statements show the dividends and/or voluntary cash investments received, the number of Shares purchased or sold, the price, the service charge, if any, and the total number of Shares held in your Plan account.

Administration

     The Plan Administrator is not affiliated with the Company. Yankee Energy will not exercise any direct or indirect control or influence over the times when, or the prices at which, the Plan Administrator may purchase or sell Shares, the amount of Shares to be purchased, or the selection of a broker or dealer through which purchases or sales of Shares pursuant to the Plan may be executed.

     Mellon will be the Plan Administrator and will purchase, sell and hold Shares acquired under the Plan, keep records, send statements of account activity to participating shareholders, and perform other duties related to the Plan. Shareholders should direct any questions or communications about the Plan to:

          Mellon Securities Trust Company
          Dividend Reinvestment Services
          P.O. Box 750
          Pittsburgh, Pennsylvania  15230

          Shareholders can call Mellon toll free at 1-800-288-9541 between 9 a.m. and 5 p.m. Eastern time.

Eligibility

     Eligibility for the shareholder services offered under the Plan is shown below.


Option                   Eligibility
Dividend                 All registered shareholders of 50 or
Reinvestment             more Shares.
Voluntary Cash           All registered shareholders and their
Investment               family members.
Share Sale               All registered shareholders of fewer
                         than 100 Shares may sell all their
                         Shares for no fee, whether or not such
                         Shares are held in a Plan account.  All
                         registered shareholders with Plan Shares
                         may sell Plan Shares for a nominal fee.
Charity Donation         All registered shareholders.
Share Safekeeping        All registered shareholders.


     A "family member" is defined as any member of the shareholder's extended family, including but not limited to the following: child, spouse, parent, sibling, grandparent, grandchild, aunt, uncle, cousin, nephew or niece.

Enrollment Procedures

     PARTICIPANTS IN YANKEE ENERGY'S PREVIOUS DIVIDEND
REINVESTMENT AND VOLUNTARY CASH INVESTMENT PLAN WILL
AUTOMATICALLY BE ENROLLED FOR THESE OPTIONS IN THE NEW PLAN.

     To enroll, after being furnished with a copy of this Prospectus, you should complete and sign an Enrollment Form, select the option(s) you want to participate in and return it to Mellon. If you are a current registered shareholder, you must sign your name (or names, in the case of joint ownership) on the Enrollment Form exactly as shown on your Share certificates. If your Shares are registered in another name (such as a broker, bank or trustee) and you wish to participate in the Plan (excepting the Odd-Lot Sale feature), you must contact the broker, bank or trustee and request that your Shares be issued in your name in certificate form. This step will make you eligible for the Plan as a registered Yankee Energy shareholder. Family members of a registered shareholder of Yankee Energy Shares must include a personal check or money order payable to Mellon Securities Trust Company for the minimum initial investment of at least $500 with the completed Enrollment Form. Participation in the Plan will begin after the properly completed Enrollment Form has been reviewed and accepted by Mellon.

PURCHASES OF SHARES:  DIVIDEND REINVESTMENT OPTION
AND VOLUNTARY CASH INVESTMENT OPTION

     You may elect to have cash dividends paid on all Shares registered in your name, whether or not such Shares are held in a Plan account, reinvested in additional Shares (Dividend Reinvestment Option). To enroll, you should send an Enrollment Form to Mellon, indicating an election for the Dividend Reinvestment Option. Once initiated, dividend reinvestment will occur with respect to all cash dividends earned on Shares registered to you and will continue until you elect to receive cash dividend payments.

     You also may elect to make voluntary cash investments by personal check or money order payable to Mellon Securities Trust Company, in U.S. dollars (Voluntary Cash Investment Option). Voluntary cash investments must be at least $100 for any single investment ($500 in the case of initial investments by or for a family member who is not already a shareholder) and may not exceed $10,000 per month. Once enrolled, there is no obligation to make voluntary cash investments at any time, and (subject to the applicable minimums) the amount of such investments may vary from time to time. Voluntary cash investments must be mailed to Mellon together with an Enrollment Form. Subsequent cash investments must be mailed to Mellon with the Cash Investment Form which is attached to each statement of account sent to you. Additional Enrollment Forms and Cash Investment Forms are available upon request from Mellon.

     A service change of $1.50 will be charged to you for each calendar quarter in which you participate in Dividend Reinvestment Option, and for each month in which you make a Voluntary Cash Investment. Yankee Energy will incur the balance of the cost of any purchases of Shares pursuant to the Plan, as well as all brokerage charges for the Shares purchased. The service charge will automatically be deducted from the dividend payment or voluntary cash investment amount and the net amount will be used to purchase Shares. For months where you are participating in both Dividend Reinvestment and the Voluntary Cash Investment Options, a single service charge of $1.50 will be deducted from the total investment amount.

Investment Dates

     Investment Dates will normally be the last business day of each month except for months in which dividends are paid, in which case the Investment Date will be the dividend payment date. Voluntary cash investments must be received by Mellon no later than one business day prior to an Investment Date to be invested with other funds received for that Investment Date. Voluntary cash investments received by Mellon less than one business day prior to an Investment Date will be held by Mellon until the next Investment Date. No interest will be paid on amounts held by Mellon pending investment. All investments of cash deposits are subject to collection of full value in U.S. funds for any check or money order. You may obtain a refund of any cash deposits provided your request for refund is made in writing and is received by the Plan Administrator at least two business days prior to the Investment Date. Refunds will not be made until checks or money orders have cleared.

Source and Price of Shares

     The Company will direct the Plan Administrator to purchase Shares in the open market, through negotiated transactions or directly from the Company from previously unissued Shares. At present, it is expected that Shares offered under the Plan to eligible shareholders generally will be purchased from the Company, and Shares offered under the Plan to family members will be purchased in the open market. To the extent required by law, Shares purchased for shareholders in certain jurisdictions also may be purchased in the open market. Once family members become shareholders, any additional Shares they choose to acquire under the Plan will be purchased with Shares acquired under the Plan for other shareholders.

The Company will not change its determination with respect to the source of Shares purchased for the Plan except in compliance with applicable federal or state securities laws, regulations or policies of the Securities and Exchange Commission. If the Shares are to be purchased in the open market or in privately negotiated transactions, neither the Company nor you will have the power or authority to direct or influence the times when, or the price at which, Shares may be purchased by the Plan Administrator, the number of Shares to be purchased, the manner of such purchases or the selection of the broker or dealer through which such purchases will be made.

     Mellon will commingle all dividends and voluntary cash investments that it receives at least one business day prior to the Investment Date for the purpose of executing purchases of Shares from the Company, except that certain voluntary cash investments received will be segregated by Mellon for the purpose of executing purchases in the open market. Sales made by Mellon under the Share Sale Option of the Plan will not be offset against purchases made by Mellon. Shares purchased from Yankee Energy will be credited to your Plan account at a price per share that is the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange Composite Tape on the Investment Date. If the Shares are not traded on that Investment Date, the purchase price per share will equal the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange Composite Tape on the next business day on which the Shares are traded. Shares purchased on the open market or in negotiated transactions will be credited to your Plan account at the weighted average price per share of all Shares purchased by the Plan Administrator, as applicable, with respect to the Investment
Date. Such Shares will be purchased at times determined in Mellon's best judgment as funds for a given Investment Date become available. There can be no assurance that on any Investment Date, the purchase price for Shares purchased from the Company will equal the purchase price for Shares purchased in the open market. The number of Shares purchased for you depends on the amount of your reinvested dividends and/or voluntary cash investments, less the $1.50 service charge, divided by the applicable purchase price per share on the Investment Date. Your Plan account will be credited with this number of Shares, including fractional Shares computed to four decimal places. Shares purchased under the Plan will be held by Mellon for you under the Share Safekeeping Option of the Plan.


SHARE SALE OPTION

     You may sell Shares under certain conditions under the Plan
(Share Sale Option), as follows.

Odd-Lot Sales

     If you hold fewer than 100 Shares, whether or not such Shares are held in a Plan account, you may sell all (but not less than all) of such Shares at any time and pay no brokerage fees or commissions (an "Odd-Lot Sale"). To sell all your Shares, you must send any Share certificates to Mellon (by registered, insured mail), along with completed Enrollment Form. If you cannot locate the required share certificates, you should call Mellon for the appropriate forms.

Cash Withdrawals from the Plan

     You may instruct Mellon to sell any number of whole Shares held in your Plan account in order to make a partial cash withdrawal. Only one partial cash withdrawal may be requested in each calendar year. A partial withdrawal does not affect your right to elect a complete withdrawal from the Plan at any time. Alternatively, you may elect a complete cash withdrawal by requesting that all Shares in your Plan account be sold. A complete cash withdrawal automatically terminates participation in the Plan. You will be charged a $5.00 administrative charge to process a partial or complete cash withdrawal, as well as a brokerage commission of $0.06 per share for any Shares sold.

     All sales under the Share Sale Option will be aggregated, and the Plan Administrator will make sales in the open market several times per month, at times determined in its best judgement. All sales orders received in good order at least one business day before a sale period will be included in that sale period. Sales will be debited to your Plan account at the weighted average price per share of all Shares sold by the Plan Administrator during the applicable sale period. Checks for proceeds will be mailed to you, net of the administrative and brokerage charges, if any, within fifteen business days after Mellon receives your properly completed Share Sale request.

     You will not have the authority or power to direct the date or price at which your Shares may be sold or the manner of such sale. Any Share Sale election must indicate the number of Shares to be sold and not the dollar amount to be attained.


CHARITY DONATION OPTION

     Yankee Energy encourages support of charitable organizations. Gifts of stock can be an important component of a charitable organization's fund-raising program, and there may be tax advantages to the shareholder for gifts of stock that have appreciated in value since acquisition by the shareholder. You may elect to donate all or a portion of your Shares to a charitable organization of your choice (Charity Donation Option), whether or not such Shares are held in a Plan account. To transfer your Shares, mail to Mellon a properly completed Enrollment Form and the Share certificates if not held in a Plan account. If you cannot locate the required Share certificates, you should call Mellon for the appropriate forms. The charitable institution will then be eligible to enroll in the Plan and will be entitled to all of the benefits of the Plan, including the Share Sale Option. Yankee Energy will mail to you an acknowledgment of the market value of the donated Shares on the date of transfer for your tax records.

SHARE SAFEKEEPING OPTION

     Plan Shares are automatically held by Mellon for safekeeping at no charge. You may also send other Share certificates held by you as the registered owner to Mellon for safekeeping at no charge. All Plan Shares will be credited to a Plan account for you, and will be maintained in the name in which the Shares are registered at the time you enroll in the Plan. Thereafter, Shares deposited for safekeeping will be treated in the same manner as Shares purchased through the Plan and may be transferred, sold or withdrawn through the Plan in the manner described in this Prospectus.

     To deposit Share certificates with Mellon, you must complete and return to Mellon, by registered, insured mail, the Share certificates to be deposited along with an Enrollment Form available from Mellon. The Share certificates should not be endorsed.

OTHER INFORMATION

Gift/Transfer of Shares Within the Plan

     You may transfer the ownership of all or any whole number of Shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, by mailing to Mellon a properly completed Share Transfer form, along with an executed Stock Power, with signature guaranteed by an eligible guarantor institution. Such institutions generally include banks, brokers, dealers, credit unions, savings associations and other entities which are members in good standing of the Securities Transfer Agent's Medallion Program. Fractional Shares will be transferred only if you choose to transfer your entire Plan account. The transferee will automatically be enrolled under the Share Safekeeping Option of the Plan and will receive a statement showing the number of Shares transferred to and held in the transferee's Plan account. Share Transfer forms and Stock Power forms are available upon request from Mellon.

Reports to Participants

     You will receive a statement after any purchase of Shares for your Plan account showing the amount invested, the purchase price, the number of Shares purchased, deposited, sold, transferred or withdrawn, the total number of Shares accumulated, any service or brokerage charges and other information. The statement will consolidate all Shares registered in your name, whether or not such Shares are held in your Plan account. You should retain these statements in order to establish the cost basis of Shares purchased under the Plan for income tax and other purposes. Duplicate statements will be available from Mellon.

     All notices, statements and reports from Mellon will be addressed to your latest address of record. PROMPTLY NOTIFY
MELLON OF ANY CHANGE IN YOUR ADDRESS.

Proxies
     If proxy materials are to be sent to you in connection with any annual or special meeting of shareholders, you will receive a single proxy card covering those Shares credited to your Plan account and any other Shares registered in your name that are not Plan Shares. If the proxy card is returned properly signed and marked for voting, all of the Shares will be voted as marked.

Stock Split, Stock Dividends or Rights

     Should Yankee Energy declare a stock split or pay any dividends in Shares, all Plan Shares will be eligible. Dividend or split Shares distributed by the Company on Shares held by Mellon for Plan accounts will be added to the Plan accounts. Dividend or split Shares distributed on all Shares not held in a Plan account will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     Should Yankee Energy make available to holders of Shares any rights to purchase or receive securities other than Shares, the Plan Administrator will sell such rights accruing to Plan Shares and invest the resulting funds in Shares, which will be credited to your Plan account. If you wish to exercise such rights, you should request that the Plan Administrator issue Share certificates to you so the rights to purchase or receive additional Shares will accrue to those certificates.

Withdrawal of Shares

     Share certificates may be obtained for all or some of the whole Shares held in a Plan account by giving written instructions to Mellon. Withdrawal of Shares in the form of a Share certificate in no way affects your dividend reinvestment election. Upon full withdrawal of Shares from the Plan, you will receive a Share certificate for the whole Shares held in your Plan account, together with a check for the cash value (as of the next Investment Date after receipt of the withdrawal notice) of any fractional Shares held in the account. Certificates for fractional Shares will not be issued under any circumstances.

Change or Termination of the Plan

     The Company reserves the right to suspend, modify or terminate the Plan at any time in whole, in part, or in respect of shareholders in one or more jurisdictions, without prior notice.

Company and Plan Administrator Responsibilities

     Neither the Company nor the Plan Administrator (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) will be liable in administering the Plan for any act done in good faith nor for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon death or with respect to the prices at which Shares are purchased or sold for Plan accounts, the times when purchases or sales are made, or with respect to any fluctuation in market value of the Shares (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights you might have to bring actions based on alleged violations of federal securities laws). You must recognize that the Company cannot assure a profit or protect against a loss on the Shares purchased or sold under the Plan, and that the Company cannot assure that it will continue to pay dividends on the Shares in the future.

     In the event that applicable law or the closing of securities markets requires the temporary curtailment or suspension of purchases or sales of Shares under the Plan, Mellon shall not be accountable for its inability to make purchases or sales at such times. If such curtailment or suspension continues for a period longer than 90 days, Mellon will promptly mail to you a check in the amount of any unapplied funds in your Plan account.

TAX CONSEQUENCES OF PARTICIPATION


     Yankee Energy believes the following is an accurate summary of the federal income tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from your participation in the Plan, and may be affected by future legislation, IRS rulings and regulations or court decisions. In addition, the rules discussed below may not be applicable to certain participants in the Plan, such as tax exempt entities (e.g., pension funds and IRAs). You are advised to consult your tax or financial advisor with respect to federal, state, local and other tax laws that apply to your participation in the Plan and the subsequent disposal of any Shares you purchase pursuant to the Plan.

     Cash dividends paid to individuals, including those generated by Shares held in the Plan, generally are subject to taxation in the year paid. For federal income tax purposes, there is no distinction between a dividend paid in cash and a dividend reinvested according to your instructions. Shares purchased with voluntary cash investments will not cause you to realize taxable income at the time of the purchase. In either case, the brokerage commissions and fees paid by Yankee Energy on your behalf, if any, are treated as income for U.S. income tax purposes.

     The price for Shares purchased under the Plan, shown in each December transaction statement, plus brokerage commissions and fees, shown on the Form 1099-DIV sent at year end, together are considered the cost basis for any Shares purchased. You should retain this information, which will be needed by you when the Shares are sold.

     In the case of foreign shareholders whose dividends are subject to U.S. withholding tax or other participants whose dividends are subject to backup withholding, the amount of tax to be withheld will be deducted from the amount of dividends and only the reduced amount will be reinvested by Mellon in Shares. You are responsible for filing any documentation required to obtain any reduction in the required withholding tax.

     The sale of Shares under the Plan is a taxable transaction for federal tax purposes and may also be taxable under state and local laws. You may realize a taxable gain or loss on the sale of Shares under the Plan and, in the case of a fractional Share, when you receive a cash payment for a fraction of a Share held in your Plan account upon termination of your participation in or the termination of the Plan. The amount of such gain or loss will be the difference between the amount that you receive for the Shares or fractional Share and the tax basis thereof.

     There is no recognizable event for federal income tax purposes if you request that certificates representing your Plan Shares be issued to you, whether pursuant to "Withdrawal of Shares" hereunder or upon your withdrawal from participation in or termination of the Plan.

     In the case of Shares held by an individual as a long-term capital asset that are donated to a charitable organization, if you itemize deductions, in most cases you will be able to claim a tax deduction for the market value of the contributions, subject to certain limitations based on such matters as the amount of your adjusted gross income and whether the designated charitable organization is a private foundation. Yankee Energy will mail to you an acknowledgment of the market value of the Shares donated under the Charity Donation Option. In addition, the Company will work with the charitable organization to provide you with the requisite information to satisfy IRS substantiation rules.

LEGAL OPINIONS


     Legal matters concerning the Plan and the legality of the Shares offered hereby have been passed upon for the Company by Shipman & Goodwin, Hartford, Connecticut counsel for the Company.



EXPERTS


     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

INDEMNIFICATION

      Section 33-320a of the Stock Corporation Act of Connecticut ("Section 33-320a") requires the Company, in certain circumstances and subject to certain limitations therein set forth, to indemnify each of its directors and officers, among others, made a party to any threatened, pending or completed legal proceeding by reason of his or her being or having been such a director or officer, against expenses, including attorneys' fees, incurred by him or her, and, in addition in the case of any such proceeding other than one by or in the right of the Company, against judgments, fines and penalties incurred, and settlement amounts paid, by him or her in connection with such proceeding. Article VI of the Bylaws of the Company provides for indemnification of directors and officers, among others, to the fullest extent now or hereafter permitted by law. The rights and remedies provided in Section 33-320a are exclusive, so Article VI of the Bylaws of the Company does not at present add to the indemnification rights of directors and officers. Section 33-320a authorizes the Company to procure insurance providing greater indemnification than that authorized by Section 33-320a. The Company has purchased insurance policies which insure directors and officers of the Company and of certain of its subsidiaries against certain liabilities which might be incurred by them in such capacities and which insure the Company for amounts which may be paid by it to indemnify the directors and officers covered by the policies.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               SHAREHOLDER INVESTMENT PLAN

PROSPECTUS
January 15, 1995

               TABLE OF CONTENTS
                                                       Page
Available Information                                   3
Incorporation of Documents by Reference                 4
Yankee Energy System, Inc.                              4
Use of Proceeds                                         5
Shareholder Investment Plan                             6
Highlights                                              6
Administration                                          7
Eligibility                                             7
Enrollment Procedures                                   8
Purchases of Shares: Dividend Reinvestment Option       8
     and Voluntary Cash Investment Option
Investment Dates                                        9
Source and Price of Shares                              9
Share Sale Option                                      10
Charity Donation Option                                11
Share Safekeeping Option                               12
Other Information                                      12
Gift/Transfer of Shares Within the Program             12
Reports to Participants                                12
Proxies                                                13
Stock Split, Stock Dividends or Rights                 13
Withdrawal of Shares                                   13
Change or Termination of the Plan                      14
Tax Consequences of Participation                      14
Legal Opinions                                         16
Experts                                                16
Indemnification                                        16


     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Yankee Energy or any dealer or agent. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Yankee Energy since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                         PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14   Other Expenses of Issuance and Distribution


     The following table sets forth the estimated expenses payable by the Registrant with respect to the offering described in this Registration Statement:


Securities and Exchange Commission
Registration Fee ..........................       $   9,311
Fees and Expenses of Plan
Administrator..............................          30,000*
Expenses of Printing and Distribution of
Prospectus and Miscellaneous Material......           8,000*
Legal Fees and Expenses....................          15,000*
Blue Sky Fees and Expenses (including legal
fees)......................................          10,000*
Miscellaneous Fees and Expenses............           1,000*


TOTAL                                             $  73,311
___________
*estimated



ITEM 15   Indemnification of Directors and Officers

      Section 33-320a of the Stock Corporation Act of Connecticut ("Section 33-320a") requires the Company, in certain circumstances and subject to certain limitations therein set forth, to indemnify each of its directors and officers, among others, made a party to any threatened, pending or completed legal proceeding by reason of his or her being or having been such a director or officer, against expenses, including attorneys' fees, incurred by him or her, and, in addition in the case of any such proceeding other than one by or in the right of the Company, against judgments, fines and penalties incurred, and settlement amounts paid, by him or her in connection with such proceeding. Article VI of the Bylaws of the Company provides for indemnification of directors and officers, among others, to the fullest extent now or hereafter permitted by law. The rights and remedies provided in Section 33-320a are exclusive, so Article VI of the Bylaws of the Company does not at present add to the indemnification rights of directors and officers.

     Section 33-320a authorizes the Company to procure insurance providing greater indemnification than that authorized by Section 33-320a. The Company has purchased insurance policies which insure directors and officers of the Company and of certain of its subsidiaries against certain liabilities which might be incurred by them in such capacities and which insure the Company for amounts which may be paid by it to indemnify the directors and officers covered by the policies.


Item 16.  Exhibits

     The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:


Exhibit Number           Description of Exhibits
4.1                 Restated Certificate of Incorporation of the
                    Company (filed as an Exhibit in the Company's
                    Registration Statement on Form 10 dated April
                    14, 1989 ("Form 10").

4.2                 Amended Bylaws of the Company (filed in Form
                    10)

4.3                 Rights Agreement dated as of November 20,
                    1989, between the Company and Rights Agent named therein, as amended (filed in the Company's Registration Statement on Form 8, dated December 7, 1989), as amended by Amendment No. 1 dated as of May 10, 1990
                    (filed in the Company's Form 8, dated May 30,
                    1990), as further amended by Amendment No. 2 dated as of January 23, 1991 (filed in the Company's Form 8, dated January 31, 1991).

5                   Opinion of Shipman & Goodwin*

23.1                Consent of Independent Accountants, Arthur
                    Andersen & Co.*

23.2                Consent of Shipman & Goodwin (included in
                    Exhibit 5)*

24                  Power of Attorney*

_________
* Previously filed


Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meriden and State of Connecticut on the 4th day of January, 1995.


                         YANKEE ENERGY SYSTEM, INC.


                         BY /s/ PHILIP T. ASHTON
                         Philip T. Ashton
                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature           Title                    Date
/s/  PHILIP T. ASHTON    Chairman, and Chief      January 4, 1995
     Philip T. Ashton    Executive Officer
                         (Principal Executive Officer)

/s/  MICHAEL E. BIELONKO Vice President,
                         Treasurer and            January 4, 1995
     Michael E. Bielonko Chief Financial Officer
                         (Principal Financial Officer)

/s/  NICHOLAS A. RINALDI Controller               January 4, 1995
     Nicholas A. Rinaldi (Principal Accounting Officer)

/s/  MARY J. HEALEY      Secretary and Assistant  January 4, 1995
     Mary J. Healey      General Counsel
     (Attorney in Fact)

                              II-5


     JOHN K. ARMSTRONG        Director            January 4, 1995
     John K. Armstrong

     EILEEN S. KRAUS          Director            January 4, 1995
     Eileen S. Kraus

     FREDERICK M. LOWTHER      Director           January 4, 1995
     Frederick M. Lowther

     THOMAS H. O'BRIEN        Director            January 4, 1995
     Thomas H. O'Brien

     LEONARD A. O'CONNOR      Director            January 4, 1995
     Leonard A. O'Connor

     EMERY G. OLCOTT          Director            January 4, 1995
     Emery G. Olcott

     _______________          Director            January 4, 1995
     Branko Terzic

     NICHOLAS L. TRIVISONNO   Director            January 4, 1995
     Nicholas L. Trivisonno

* Each by his or her attorney thereunto duly authorized by Power of Attorney.
